EXHIBIT 99.4



                      FORM OF LETTER OF BENEFICIAL OWNERS



                           1,200,000 Shares (Maximum)
                           1,000,000 Shares (Minimum)

                          FIRST LEESPORT BANCORP, INC.

                         Common Stock ($5.00 par value)

                      Initially Offered Pursuant to Rights
                           Distributed to Shareholders

TO OUR CLIENTS:

         Enclosed for your consideration are a Prospectus, dated November __, 2001 (the "Prospectus"), and the Instructions as to Use of Subscription Rights Certificates (the "Instructions"), relating to the offering (the "Offering") of up to 1,200,000 shares of Common Stock, $5.00 par value per share (the "Common Stock"), of First Leesport Bancorp, Inc. (the "Company"), at a price of $_____ per share the ("Subscription Price"). Nontransferable subscription rights ("Rights") are being distributed to holders of record of Common Stock (the "Rights Holder"), at the close of business on November 9, 2001 (the "Record Date").

         As described in the accompanying Prospectus, you will receive one right for each two (2) shares of Common Stock beneficially owned as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one (1) share of Common Stock (the "Basic Subscription Right") at the Subscription Price. If you exercise the Basic Subscription Right in full you will also have the right (the "Oversubscription Privilege") to subscribe, at the Subscription Price, for two (2) shares of Common Stock (for each Right held) available after satisfaction of all subscriptions pursuant to the Basic Subscription Right (the "Excess Shares"), subject to proration and reduction, all as more fully described in the Prospectus. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective number of shares each such Rights Holder subscribes for pursuant to the Basic Subscription Right; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Shares than such Rights Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then such Rights Holder will be allocated only that number of Excess Shares for which such holder subscribed, and the remaining Excess Shares will be allocated among all other Right Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

         The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

         Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., Eastern Time, on December 12, 2001, unless extended by the Company, to a date not later than 5:00 p.m., Eastern Time on January 2, 2002 (in either case, the "Expiration Time"). Once a Rights Holder has properly exercised the Basic Subscription Right or the Oversubscription Privilege, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise Rights to purchase any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

         IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

         ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO SANDLER O'NEILL SHAREHOLDER SERVICES, A DIVISION OF SANDLER O'NEILL & PARTNERS, L.P., THE INFORMATION AGENT, AT (866) 238-9463.


                                              Very truly yours,



                                              Raymond H. Melcher, Jr.
                                              Chairman of the Board, President
                                              and Chief Executive Officer


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


                       INSTRUCTIONS TO RECORD DATE HOLDER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

         This will instruct you whether to exercise Rights to purchase Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Rights Certificates.

         1. |_| Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

         2. |_| Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

            Basic Subscription Right:  __________ X $_____ = $__________(a)
                                    (no. of shares)

            Oversubscription Privilege:  ____________ X $______ = $__________(b)
                                       (no. of shares)

            Total Payment Required:  the sum of (a) plus (b) = $__________(c)

            |_|   Payment in the following amount is enclosed:  $__________(d)

            |_| Please deduct payment from the following account maintained by you as follows:


                  -------------------                         ------------------
                  Type of Account                             Account No.

                  Amount to be deducted:  $__________(e)






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        Signature(s)


Please type or print name(s) below                   Date:
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